UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2020

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2020, Ms. Carol Zierhoffer was appointed to the Board of Directors (the “Board”) of Allscripts Healthcare Solutions, Inc. (the “Company”), to hold office until the Company’s next annual meeting of stockholders. Ms. Zierhoffer will serve on the Audit Committee of the Board.

Ms. Zierhoffer, age 59, has over 30 years of experience in the information technology industry. Most recently and until her retirement in October 2019, Ms. Zierhoffer served as the Senior Vice President and Global Chief Information Officer at Bechtel Corporation (“Bechtel”), where she oversaw Bechtel’s Global Information Systems & Technology organization with responsibility for Bechtel’s business and technology solutions, cybersecurity, infrastructure and operations, innovation, emerging technology and knowledge management for Bechtel’s business lines and projects worldwide. Additionally, Ms. Zierhoffer served as Vice President and Global Chief Information Officer of Xerox Corporation from 2012 through 2013, Vice President and Global Chief Information Officer of ITT Corporation from 2008 through 2011 and Vice President and Chief Information Officer of three Northrop Grumman Corporation sectors – Electronics, Information Technology and Mission Systems – from 2002 through 2008. From April 2013 through January 2016, Ms. Zierhoffer also served on the board of directors, and as the chair of the information technology committee and on the audit committee, of MedAssets, Inc., which was publicly traded until its acquisition. In addition, Ms. Zierhoffer currently serves on the board of directors of Vizient Inc., on the executive advisory board of Nutanix, Inc. and as a founding board member of A Little Compassion, a non-profit company whose mission is to create work experience and employment opportunities for young adults with disabilities to build a bridge to adulthood.

There are no arrangements or understandings between Ms. Zierhoffer and any other persons pursuant to which Ms. Zierhoffer was selected as a director, and there are no transactions in which Ms. Zierhoffer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Zierhoffer will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock. For a description of the Company’s director compensation programs, see “Compensation of Directors” in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders held on May 21, 2020, filed with the U.S. Securities and Exchange Commission on April 6, 2020.

Item 7.01Regulation FD Disclosure.

On August 10, 2020, the Company issued a press release announcing the appointment of Ms. Zierhoffer to the Board.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. regarding the appointment of Carol Zierhoffer to the Company’s Board

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: August 10, 2020	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President and Corporate Secretary